Exhibit 4.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

Penn Virginia Resource Partners, L.P.,

Penn Virginia Resource Finance Corporation II,

The Guarantors listed on Schedule A hereto, and

RBC Capital Markets, LLC

Dated as of May 17, 2012

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 17, 2012, by and among (i) PENN VIRGINIA RESOURCE PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), (ii) PENN VIRGINIA RESOURCE FINANCE CORPORATION II, a Delaware corporation (“Finance Co.” and, together with the Partnership, the “Issuers”), (iii) the subsidiaries of the Company listed on Schedule A hereto (the “Guarantors” and, together with the Issuers, the “Obligors”), and (iv) RBC CAPITAL MARKETS, LLC, as representative of the several initial purchasers listed on Schedule 1 of the Purchase Agreement (as defined below) (the “Initial Purchasers”), each of whom has agreed to purchase the Issuers’ 8.375% Senior Notes due 2020 (together with the related guarantees of such notes by the Guarantors pursuant to the Indenture (as defined herein), the “Initial Notes”) pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated as of May 11, 2012 (the “Purchase Agreement”), by and among the Obligors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Notes, the Obligors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7(o) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture (as defined below), and the following capitalized terms shall have the following meanings:

Agreement: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

Commission: The U.S. Securities and Exchange Commission.

Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuers to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were validly tendered by Holders thereof pursuant to the Exchange Offer.

controlling person: As defined in Section 8(a) hereof.

Effectiveness Target Date: As defined in Section 5 hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

Exchange Notes: The 8.375% Senior Notes due 2020, including the related guarantees of such notes by the Guarantors pursuant to the Indenture, to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

Exchange Offer: The exchange and issuance by the Issuers of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the aggregate principal amount of Initial Notes that are validly tendered by such Holders in connection with such exchange and issuance.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer.

Finance Co.: As defined in the preamble hereto.

FINRA: The Financial Industry Regulatory Authority.

General Partner: Penn Virginia Resource GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership.

Guarantors: As defined in the preamble hereto.

Holder: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The base indenture, dated as of April 27, 2010, by and among the Issuers, the guarantors named therein and the Trustee, as amended and supplemented by the second supplemental indenture thereto, dated as of May 17, 2012, by and among the Obligors and the Trustee, pursuant to which the Initial Notes and the corresponding Exchange Notes are to be issued, and as such Indenture is further amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Issuers of the Initial Notes to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchasers: As defined in the preamble hereto.

Issue Date: May 17, 2012

Issuers: As defined in the preamble hereto.

Liquidated Damages: As defined in Section 5(a) hereof.

Obligors: As defined in the preamble hereto.

Partnership: As defined in the preamble hereto.

Person: An individual, partnership, limited liability company, corporation, trust, unincorporated organization or other legal entity, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

Purchase Agreement: As defined in the preamble hereto.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Obligors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities Act: The Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Transfer Restricted Securities: Each Initial Note until the earliest to occur of (a) the date on which such Initial Note has been exchanged in the Exchange Offer by a Person other than a Broker-Dealer for an Exchange Note entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which the resale of such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes) or (d) the date on which such Initial Note would be permitted to be distributed to the public pursuant to Rule 144 without limitation under the Securities Act.

Trustee: Wells Fargo Bank, N.A., a national banking association.

Trust Indenture Act: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa 77bbbb), including the rules and regulations promulgated thereunder, in each case as in effect on the date of the Indenture.

Underwritten Registration or Underwritten Offering: A registration under a Shelf Registration Statement, pursuant to which securities of the Obligors are sold to an underwriter or underwriters for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy, the Obligors shall (i) use their commercially reasonable efforts to cause to be filed with the Commission after the Issue Date, a Registration Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, (ii) use their commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act not later than 270 days after the Issue Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) any necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) promptly after such Registration Statement is declared effective by the Commission, commence the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting (i) registration of the offer and issuance of the Exchange Notes to be offered in exchange for the Initial Notes that are Transfer Restricted Securities and (ii) resales of the Exchange Notes by Broker Dealers who currently hold Transfer Restricted Securities that were acquired for their own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Issuers or any of their Affiliates) as contemplated by Section 3(c) below.

(b) The Obligors shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange

Offer open for a period of not less than the minimum period required under applicable United States federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date on which notice of the Exchange Offer is mailed to the Holders. The Obligors shall cause the Exchange Offer to comply with all applicable United States federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Obligors shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated no later than 30 Business Days after the date on which the Exchange Offer Registration Statement has become effective, or such later date as may be required by United States federal securities laws.

(c) The Issuers shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Notes that are Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuers), may exchange such Initial Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

The Obligors shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective by the Commission and (ii) the date on which Broker-Dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Issuers shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day period (or a shorter period as provided in the foregoing sentence) in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Obligors are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) for any reason the Exchange Offer is not Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (iii) with respect to any Holder of Transfer Restricted Securities, such holder notifies the Issuers prior to the 20th Business Day following the consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Issuers or one of their Affiliates, then, upon such Holder’s request, the Obligors shall

(x) use their commercially reasonable efforts to cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), on or prior to 90 days after the filing obligation arises (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 270 days after the Shelf Filing Deadline.

The Obligors shall use their commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period until the earlier of (i) one year following the effective date of such Shelf Registration Statement and (ii) the date on which all the Initial Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, within 20 days after receipt of a request therefor, such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

SECTION 5. Liquidated Damages.

(a) If (i) a Shelf Registration Statement is required to be filed by this Agreement and is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of the Registration Statements required by this Agreement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective by the Commission but shall thereafter cease to be effective or fail to be usable for its intended purpose (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Obligors hereby agree to pay damages (“Liquidated Damages”) to each Holder of the Transfer Restricted Securities in an amount equal to 0.25% per annum on the principal amount of Transfer Restricted Securities held by such Holder during the 90-day period immediately following the occurrence of any Registration Default and such amount shall increase by 0.25% per annum at the end of such 90-day period; provided that in no event shall such increase exceed 0.50% per annum. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, Liquidated Damages shall cease to accrue; provided, however, that, if after Liquidated Damages have ceased to accrue, a different Registration Default occurs, Liquidated Damages shall again accrue pursuant to the foregoing provisions. All accrued Liquidated Damages shall be paid in the manner provided for the payment of interest on the Initial Notes as set forth in the Indenture. Notwithstanding the foregoing, the amount of Liquidated Damages shall not increase as a result of more than one Registration Default having occurred (and being pending at the same time).

(b) A Registration Default referred to in Section 5(a)(iv) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related Prospectus if (i) such Registration Default has occurred solely as a result of material events with respect to the Obligors that would need to be described in such Shelf Registration Statement or the related Prospectus and such event is not so described therein and (ii) the Obligors are proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related Prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days in any 12-month period, Liquidated Damages shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured, or if earlier, the date on which the Notes or Exchange Notes otherwise cease to be Transfer Restricted Securities.

All obligations of the Obligors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive (subject to the proviso of the immediately preceding sentence) until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Obligors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Issuers there is a question as to whether the Exchange Offer is permitted by applicable law, the Obligors each hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Obligors to Consummate an Exchange Offer for such Initial Notes. The Obligors each hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Obligors each hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Issuers setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Issuers, prior to the Consummation thereof, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Issuers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuers’ preparations for the Exchange Offer. Each Holder, including any Holder that is a Broker-Dealer, shall acknowledge and agree that any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Issuers.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, if any, the Obligors shall comply with all the provisions of Section 6(c) hereof and shall use their commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Obligors will as promptly as practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Notes by Broker-Dealers), the Obligors shall:

(i) use their commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements, including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors, for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Obligors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their commercially reasonable efforts to cause such amendment to be declared effective by the Commission and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the managing underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Obligors shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to each Initial Purchaser, each selling Holder named in any Shelf Registration Statement, and each of the managing underwriter(s), if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the review and comment of the managing underwriter(s), if any, in connection with such sale for a period of at least two Business Days, and the Issuers will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which the Initial Purchasers or the underwriter(s), if any, shall reasonably object in writing within two Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of a managing underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Shelf Registration Statement, and to the underwriter(s), if any, make the representatives of the applicable Obligors available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or managing underwriter(s), if any, reasonably may request;

(vi) in connection with any Underwritten Offering, make available at reasonable times for inspection by any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by any of the managing underwriter(s), all material financial and other records, pertinent corporate documents and properties of the Obligors and cause the Obligors’ officers, directors and employees to supply all information reasonably requested by any such managing underwriter, attorney or accountant in connection with such Registration

Statement of any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any; provided, however, that such Persons first agree in writing with the Issuers that any information that is reasonably and in good faith designated by the Issuers in writing as confidential at the time of delivery of such information will be kept confidential by such Persons, unless (A) disclosure of such information is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, (B) disclosure of such information is required by law (including any disclosure requirements pursuant to United States federal securities laws in connection with the filing of such Shelf Registration Statement or the use of any Prospectus), (C) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (D) such information becomes available to such Person from a source other than the Issuers and its subsidiaries and such source is not known, after reasonable inquiry, by such Person to be bound by a confidentiality agreement; provided further that, to the extent the foregoing investigation is being made contemporaneously by more than two Holders, there shall be one law firm and one accounting firm retained by all Holders to make such investigation;

(vii) in connection with any Underwritten Offering, if requested by any selling Holders or the managing underwriter(s), promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and managing underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such managing underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuers are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) furnish to each selling Holder, who so reasonably requests, and each of the managing underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules;

(ix) deliver to each selling Holder and each of the managing underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Obligors each hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the managing underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x) in the case of a Shelf Registration Statement involving an Underwritten Offering, enter into, and cause the Guarantors to enter into, such agreements (including an underwriting agreement), and make, and cause the Guarantors to make, such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to such Underwritten Offering, all to such extent as may be reasonably and customarily requested by any Holder of Transfer Restricted Securities or managing underwriter in connection with any sale or resale pursuant to such Underwritten Offering; and the Obligors shall:

(A) furnish to each managing underwriter, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings:

(1) a certificate, dated the date of the closing of such Underwritten Offering, signed on behalf of (i) the Partnership by (A) the Chief Executive Officer of the General Partner and (B) the Chief Financial Officer of the General Partner, (ii) Finance Co. by (A) the President of Finance Co. and (B) the Chief Financial Officer of Finance Co., and (iii) any Guarantor by (A) the Chief Executive Officer or President of such Guarantor or of a parent, acting on behalf of such Guarantor, and (B) the Chief Financial Officer or any other executive officer of such Guarantor or of a parent, acting on behalf of such Guarantor, confirming, as of the date thereof, such matters set forth in the underwriting agreement as such parties may reasonably request;

(2) an opinion, dated the date of the closing of such Underwritten Offering, of counsel for the Obligors, covering such matters as such parties may reasonably request; and

(3) a customary comfort letter, dated the date of the pricing of such Underwritten Offering, from (i) the Partnership’s independent accountants and (ii) the independent accountants of any other Person for which financial statements are included in or incorporated by reference into such Shelf Registration Statement, in the customary form and covering matters of the type customarily requested to be covered in comfort letters to underwriters in connection with primary underwritten offerings;

(B) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by any of the Obligors pursuant to this Section 6(c)(xi), if any; and

(C) cooperate with the selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Obligors shall be required to register or qualify as a foreign corporation, partnership or limited liability company, as applicable, where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in excess of a nominal dollar amount, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

If at any time the representations and warranties of the Obligors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Obligors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xi) issue, upon the request of any Holder of Initial Notes covered by the Shelf Registration Statement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes being sold by such Holder; such Exchange Notes to be registered in the name of the purchaser(s) of such Initial Notes; in return, the Initial Notes held by such Holder shall be surrendered to the Issuers for cancellation;

(xii) cooperate with, and cause the Guarantors to cooperate with, the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or managing underwriter(s);

(xiii) use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xi)(C) hereof;

(xiv) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xv) provide a CUSIP number for all Exchange Notes not later than the effective date of a Registration Statement covering such Exchange Notes and provide the Trustee under the Indenture with printed certificates for the Exchange Notes, which are in a form eligible for deposit with The Depository Trust Company;

(xvi) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any managing underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xvii) otherwise use their commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to securityholders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 of the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Partnership’s first fiscal quarter commencing after the effective date of the Registration Statement; and

(xviii) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with, and cause the Guarantors to cooperate with, the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and cause the Guarantors to execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

(d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Issuers, each Holder will deliver to the Issuers (at the Issuers’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Issuers shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the

Advice; provided, however, that no such extension shall be taken into account in determining whether Liquidated Damages shall accrue pursuant to Section 5 hereof or the amount of such Liquidated Damages, it being agreed that the Issuers’ option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Obligors’ performance of or compliance with this Agreement will be borne by the Obligors, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with United States federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Obligors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; and (v) all fees and disbursements of independent certified public accountants of the Obligors (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Obligors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by any of the Obligors.

(b) In connection with any Shelf Registration Statement required by this Agreement, the Obligors will reimburse the Holders of Transfer Restricted Securities being resold pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Andrews Kurth LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

(c) Each Holder will pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to the Shelf Registration Statement.

SECTION 8. Indemnification.

(a) Each of the Obligors, jointly and severally, agrees to indemnify and hold harmless (i) each Holder, (ii) each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any

Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii), an “Indemnified Holder”), to the fullest extent lawful, from and against any loss, claim, damage, liability or expense, as incurred, to which an Indemnified Holder may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of any of the Obligors), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto) or any free writing prospectus or preliminary prospectus used in any transaction contemplated hereby, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Indemnified Holder for any and all expenses (including the fees and disbursements of counsel chosen by such Indemnified Holder) as such expenses are reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any such Indemnified Holder) to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Partnership by any of the Holders expressly for use in any Registration Statement or Prospectus (or any amendment or supplement thereto) or any free writing prospectus or preliminary prospectus used in any transaction contemplated hereby. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that any of the Obligors may otherwise have.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Obligors and each of their respective directors, officers and employees who sign a Registration Statement, and each Person, if any, who controls an Obligor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which any of the Obligors or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Holder or such controlling person), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) (i) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto) or any free writing prospectus or preliminary prospectus used in connection with any transaction contemplated hereby, or (ii) arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement or Prospectus (or any amendment or supplement thereto) or any free writing prospectus or preliminary prospectus used in connection with any transaction contemplated hereby, in reliance upon and in conformity with written information furnished to the Partnership by such Holder expressly for use therein; and to reimburse the Obligors or any such director, officer, employee or controlling person for any legal and other expenses reasonably incurred by the Obligors or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that such Holder may otherwise have. In no event shall the liability of any selling Holder hereunder be greater than the dollar amount of the proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, which such approval shall not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(d) If the indemnification provided for in this Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Obligors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Obligors shall be deemed to be equal to the total gross proceeds to the Obligors from the Initial Placement and the Registration Statement) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Obligors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Obligors, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by any of the Obligors, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made hereunder; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Obligors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, none of the Holders (or any Person who controls such Holder within the meaning of the Securities Act and the Exchange Act) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several, and not joint, in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint. For purposes of this Section 8(d), each director, officer and employee of each Holder and each Person, if any, who controls any Holder within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Holder, and each director, officer and employee of an Obligor, and each Person, if any, who controls an Obligor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Obligor.

SECTION 9. Rule 144A.

The Obligors each hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations.

No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters.

The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Partnership.

SECTION 12. Miscellaneous.

(a) Remedies. Each of the Obligors hereby agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Obligors will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. None of the Obligors have previously entered into any agreement granting any registration rights with respect to its securities to any Person pursuant to which any such Person would have the right to include any securities in any Registration Statement to be filed with the Commission as required under this Agreement. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Obligors’ securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Notes. The Obligors will not take any action, or permit any change to occur, with respect to the Initial Notes and/or the Exchange Notes that would materially and adversely affect their ability to Consummate the Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of Holders of a majority of the then-outstanding aggregate principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders whose securities are not being sold pursuant to such Registration Statement may be given by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence; provided further that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Obligors shall obtain the written consent of each such Initial Purchaser (which consent shall not be unreasonably withheld) with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective. Notwithstanding the preceding two sentences, Sections 5 and 8 hereof shall not be amended, modified or supplemented, and waivers or consents to depart from this proviso may not be given, unless the Issuers have obtained the written consent of each Holder affected thereby.

(e) Additional Guarantors. The Partnership shall cause any of its Restricted Subsidiaries (as defined in the Indenture) that becomes, prior to the consummation of the Exchange Offer, a Guarantor in accordance with the terms and provisions of the Indenture to become a party to this Agreement as a Guarantor. It is understood and agreed that if, prior to the Exchange Offer, a Guarantor that has executed this Agreement is no longer a Guarantor under the Indenture pursuant to and in accordance with the provisions of the Indenture, such Guarantor shall no longer be a Guarantor for purposes of this Agreement.

(f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Obligors:

Penn Virginia Resource Partners, L.P.
Five Radnor Corporate Center, Suite 500
100 Matsonford Road
Radnor, Pennsylvania 19087
Facsimile: (610) 975-8201 Attention: Bruce D. Davis, Jr.,
Executive Vice President and General Counsel Robert B. Wallace, Executive Vice President and Chief Financial Officer
With a copy (which shall not constitute notice) to:
Vinson & Elkins L.L.P.
666 Fifth Avenue
New York, New York 10103
Facsimile: (212) 237-0100
Attention: Allan D. Reiss

(iii) if to the Initial Purchasers:

RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street, 10th Floor
New York, NY 10281-8098
Facsimile: (212) 618-2210
Attention: High Yield Capital Markets
With a copy (which shall not constitute notice) to:
Andrews Kurth LLP
1350 I Street, NW, Suite 1100
Washington, D.C. 20005
Facsimile: (202) 662-3044
Attention: William J. Cooper, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Obligors with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC, its general partner

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and Chief Financial Officer

PENN VIRGINIA RESOURCE FINANCE CORPORATION II

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and Chief Financial Officer

CHIEF GATHERING LLC
CONNECT ENERGY SERVICES, LLC
CONNECT GAS GATHERING, LLC
CONNECT GAS PIPELINE LLC
CONNECT NGL PIPELINE, LLC
DULCET ACQUISITION LLC
FIELDCREST RESOURCES LLC
K RAIL LLC
KANAWHA RAIL LLC
LJL, LLC
LOADOUT LLC
PENN VIRGINIA OPERATING CO., LLC
PVR CHEROKEE GAS PROCESSING LLC
PVR EAST TEXAS GAS PROCESSING, LLC
PVR FINCO LLC
PVR GAS PIPELINE, LLC
PVR GAS PROCESSING LLC
PVR GAS RESOURCES, LLC

PVR HAMLIN, LLC

PVR HYDORCARBONS LLC

PVR LAVERNE GAS PROCESSING LLC

PVR MARCELLUS GAS GATHERING, LLC

PVR MIDSTREAM LLC

PVR NATURAL GAS GATHERING LLC

PVR NORTH TEXAS GAS GATHERING, LLC

PVR OKLAHOMA NATURAL GAS GATHERING LLC

PVR WATER SERVICES, LLC

SUNCREST RESOURCES LLC

TONEY FORK LLC

By:	/s/ Robert B. Wallace
Name:	Robert B. Wallace
Title:	Executive Vice President and Chief Financial Officer

The forgoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

RBC CAPITAL MARKETS, LLC

For itself and on behalf of the

several Initial Purchasers listed in

Schedule 1 to the Purchase Agreement.

RBC CAPITAL MARKETS, LLC

By:	/s/ James S. Wolfe
Name:	James S. Wolfe
Title:	Managing Director, Head of U.S. Leveraged Finance

SCHEDULE A

Guarantors

Chief Gathering LLC

Connect Energy Services, LLC

Connect Gas Gathering, LLC

Connect Gas Pipeline LLC

Connect NGL Pipeline, LLC

Dulcet Acquisition LLC

Fieldcrest Resources LLC

K Rail LLC

Kanawha Rail LLC

LJL, LLC

Loadout LLC

Penn Virginia Operating Co., LLC

PVR Cherokee Gas Processing LLC

PVR East Texas Gas Processing, LLC

PVR Finco LLC

PVR Gas Pipeline, LLC

PVR Gas Processing LLC

PVR Gas Resources, LLC

PVR Hamlin, LLC

PVR Hydrocarbons LLC

PVR Laverne Gas Processing LLC

PVR Marcellus Gas Gathering, LLC

PVR Midstream LLC

PVR Natural Gas Gathering LLC

PVR North Texas Gas Gathering, LLC

PVR Oklahoma Natural Gas Gathering LLC

PVR Water Services, LLC

Suncrest Resources LLC

Toney Fork LLC